UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

☒ Filed by the Registrant

☐ Filed by a party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

ARTELO BIOSCIENCES, INC.
(Name of Registrant as Specified In Its Charter)

______________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

July 14, 2026

Artelo Biosciences Issues Reminder to

Shareholders to Vote in Advance of

Annual Meeting on July 17, 2026

Every proxy submitted helps establish the quorum needed to conduct the Company's Annual Meeting, regardless of how shareholders choose to vote

SOLANA BEACH, Calif., July 14, 2026 (GLOBE NEWSWIRE) -- Artelo Biosciences, Inc. (Nasdaq: ARTL), a clinical-stage pharmaceutical company focused on modulating lipid-signalling pathways to develop treatments for people living with cancer, pain, dermatologic, or neurological conditions, today reminds shareholders to vote their shares in advance of the Company's Annual Meeting of Shareholders, scheduled to be held virtually on July 17, 2026.

The Company is asking all shareholders of record, regardless of the number of shares owned, to participate by submitting their proxy as soon as possible.

Shareholders who have already voted are thanked for their participation. Those who have not yet voted are encouraged to do so as soon as possible using one of the methods described in the Company's proxy materials.

Importantly, submitting a proxy helps establish quorum regardless of how a shareholder chooses to vote. Whether a shareholder votes FOR, AGAINST, or ABSTAINS on any proposal, their participation helps the Company conduct its required business efficiently.

The Board of Directors has recommended votes on each of the proposals described in the proxy statement and encourages shareholders to review those materials carefully before casting their votes.

One of the requirements for conducting the Annual Meeting is achieving a quorum, meaning that a sufficient percentage of the Company's outstanding shares must be represented either through proxy submissions or virtual attendance. If a quorum is not achieved, the meeting may need to be adjourned and reconvened at a later date, resulting in additional expense and administrative effort for the Company.

Additional information regarding the Annual Meeting, including the Company's proxy statement and voting instructions, is available in the materials previously distributed to shareholders and filed with the U.S. Securities and Exchange Commission.

2

About Artelo Biosciences

Artelo Biosciences, Inc. is a clinical-stage pharmaceutical company dedicated to the development and commercialization of proprietary therapeutics that modulate lipid-signaling pathways, with a diversified pipeline addressing significant unmet needs in anorexia, cancer, anxiety, dermatologic conditions, pain, and inflammation. Led by an experienced executive team collaborating with world-class researchers and technology partners, Artelo applies rigorous scientific, regulatory, commercial, and treasury management practices, including digital assets, to maximize stakeholder value. More information is available at www.artelobio.com and X: @ArteloBio.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission, including our ability to raise additional capital in the future. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Investor Relations Contact:

Crescendo Communications, LLC

Tel: 212-671-1020

Email: ARTL@crescendo-ir.com

Source: Artelo Biosciences

3